                                                                    Exhibit 10.7


                                    SUBLEASE


SUBLANDLORD:               ROWECOM INC., a Delaware corporation

SUBTENANT:                 CELARIX, INC., a Delaware corporation

PREMISES:                  19,872 rentable square feet of the building located
                           at 60 Aberdeen Avenue, Cambridge, Middlesex County,
                           Massachusetts (the "Building")

                                TABLE OF CONTENTS


ARTICLE I............................................................................................1
REFERENCE DATA.......................................................................................1
         1.1  SUBJECTS REFERRED TO...................................................................1
ARTICLE II...........................................................................................2
PREMISES AND APPURTENANT RIGHTS......................................................................2
         2.1  SUBLEASE OF PREMISES...................................................................2
         2.2  APPURTENANT RIGHTS AND RESERVATIONS....................................................2
         2.3  PARKING................................................................................3
         2.4  RIGHT OF FIRST OFFER...................................................................3
ARTICLE III..........................................................................................3
TERM OF THE SUBLEASE.................................................................................3
         3.1  COMMENCEMENT AND EXPIRATION OF TERM....................................................4
ARTICLE IV...........................................................................................4
FIXED RENT...........................................................................................4
         4.1  FIXED RENT.............................................................................4
         4.2  RENT CREDIT............................................................................4
ARTICLE V............................................................................................4
TAX CHARGES..........................................................................................4
         5.1   DEFINITIONS...........................................................................4
         5.2  ADDITIONAL RENT........................................................................5
         5.3  REFUND OF TAXES........................................................................5
         5.4  SURVIVAL OF PAYMENTS...................................................................5
ARTICLE VI...........................................................................................5
SECTION INTENTIONALLY DELETED........................................................................5
ARTICLE VII..........................................................................................5
USE OF PREMISES......................................................................................5
         7.1  PERMITTED USES.........................................................................5
         7.2  INSTALLATIONS AND ALTERATIONS BY SUBTENANT.............................................6
ARTICLE VIII.........................................................................................7
ASSIGNMENT AND SUBLETTING............................................................................7
         8.1  PROHIBITION............................................................................7
         8.2  OTHER REQUIREMENTS AND PROVISIONS......................................................8
ARTICLE IX...........................................................................................9
RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES.................................................9
         9.1  SUBLANDLORD REPAIRS AND MAINTENANCE....................................................9
         9.2  SUBTENANT'S AGREEMENT..................................................................9
         9.3  HEAVY MACHINERY........................................................................9
         9.4  ELECTRICITY............................................................................9
         9.5  OTHER UTILITIES........................................................................10
         9.6  INTERRUPTION OR CURTAILMENT OF SERVICES................................................10
ARTICLE X............................................................................................10
INDEMNITY AND INSURANCE..............................................................................10
         10.1  SUBTENANT'S INDEMNITY.................................................................10
         10.2  INSURANCE.............................................................................11
         10.3  SUBTENANT'S RISK......................................................................11
         10.4  INJURY CAUSED BY THIRD PARTIES........................................................11
ARTICLE XI...........................................................................................12
SUBLANDLORD'S ACCESS TO PREMISES.....................................................................12
         11.1  SUBLANDLORD'S RIGHTS..................................................................12
ARTICLE XII..........................................................................................12
DAMAGE OR DESTRUCTION................................................................................12
         12.1  DAMAGE OR DESTRUCTION.................................................................12
ARTICLE XIII.........................................................................................12
CONDEMNATION.........................................................................................12


                                       i

                                      -ii-


         13.1  CONDEMNATION..........................................................................12
ARTICLE XIV..........................................................................................13
DEFAULT..............................................................................................13
         14.1  SUBTENANT'S DEFAULT...................................................................13
ARTICLE XV...........................................................................................15
MISCELLANEOUS PROVISIONS.............................................................................15
         15.1  EXTRA HAZARDOUS USE...................................................................16
         15.2  WAIVER................................................................................16
         15.3  COVENANT OF QUIET ENJOYMENT...........................................................16
         15.4  FORCE MAJEURE, ETC....................................................................17
         15.5  ASSIGNMENT OF RENTS AND TRANSFER OF TITLE.............................................17
         15.6  RULES AND REGULATIONS.................................................................17
         15.7  ADDITIONAL CHARGES....................................................................17
         15.8  INVALIDITY OF PARTICULAR PROVISIONS...................................................17
         15.9  PROVISIONS BINDING....................................................................18
         15.10  NOTICES..............................................................................18
         15.11  WHEN SUBLEASE BECOMES BINDING........................................................18
         15.12  PARAGRAPH HEADINGS...................................................................18
         15.13  RIGHTS OF MORTGAGEE AND GROUND LESSOR................................................18
         15.14  ESTOPPEL CERTIFICATES................................................................19
         15.15  REMEDYING DEFAULTS...................................................................20
         15.16  HOLDING OVER.........................................................................20
         15.17  SURRENDER OF PREMISES................................................................20
ARTICLE XVI..........................................................................................21
BROKERAGE............................................................................................21
         16.1  BROKERAGE.............................................................................21
ARTICLE XVII.........................................................................................21
EXCULPATORY CLAUSE...................................................................................21
         17.1  INTENTIONALLY DELETED.................................................................21
         17.2  ACTIONS AGAINST SUBLANDLORD...........................................................21
         17.3  PERFORMANCE BY LANDLORD; PERFORMANCE BY SUBLANDLORD UNDER MASTER LEASE................21
                  17.3.1  LANDLORD PERFORMANCE OF CERTAIN OBLIGATIONS................................21
                  17.3.2  NO LIABILITY FOR LANDLORD PERFORMANCE......................................21
                  17.3.3  ENFORCEMENT OF LANDLORD OBLIGATIONS........................................22
                  17.3.4  NO MASTER LEASE DEFAULT....................................................22
                  17.3.5  CONSENT OF LANDLORD........................................................22
ARTICLE XVIII........................................................................................22
SUBMISSION TO JURISDICTION, ETC......................................................................22
         18.1  GOVERNING LAW.........................................................................22
         18.2  RECOVERY OF FEES......................................................................22
ARTICLE XIX..........................................................................................23
SECURITY DEPOSIT.....................................................................................23
         19.1  PAYMENT OF SECURITY DEPOSIT...........................................................23
         19.2  NO ENCUMBRANCES.......................................................................24
         19.3  TRANSFER OF SECURITY DEPOSIT..........................................................24

                                    SUBLEASE

         This Sublease is entered into as of this 8th day of December, 1999, by and between ROWECOM INC., a Delaware corporation (hereinafter referred to as "Sublandlord") and CELARIX, INC. a Delaware corporation (hereinafter referred to as "Subtenant").

         WHEREAS, WESTERN PROPERTIES MASTER LLC, a Delaware limited liability company ("Landlord") is the owner and lessor of the Property, as defined in Paragraph 1.1 hereof;

         WHEREAS, Landlord has entered into a Master Lease with Sublandlord for the Property (attached hereto as Schedule "1," the "Master Lease");

         WHEREAS, Subtenant desires to sublease a portion of the Property from Sublandlord and Sublandlord desires to sublease such premises to Subtenant;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

                                    ARTICLE I

                                 REFERENCE DATA

         1.1  SUBJECTS REFERRED TO.

         Each reference in this Sublease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

SUBLANDLORD'S ADDRESS:              Rowecom Inc.
                                    15 Southwest Park
                                    Westwood, Massachusetts 02090

SUBTENANT'S
ORIGINAL ADDRESS:                   Celarix, Inc.
                                    Suite 400
                                    254 Friend Street
                                    Boston, Massachusetts  02114

PREMISES:                           The first floor of the building located at
                                    60 Aberdeen Avenue, Cambridge, Middlesex
                                    County, Massachusetts (the "Building")
                                    containing approximately 19,872 rentable square feet and substantially as shown outlined on EXHIBIT A

PROPERTY:                           The land with the Building thereon, with an
                                    address at 60 Aberdeen Avenue, Cambridge,
                                    Middlesex County, Massachusetts

FIXED RENT:
                                    PERIOD            MONTHLY RENT   RENTAL RATE

                                    1/1/00 - 5/31/06  $49,680        $30/sq. ft.

SUBTENANT'S
PROPORTIONATE
BUILDING SHARE:                     50%

OCCUPANCY DATE:                     December 15, 1999

RENT COMMENCEMENT
DATE:                               January 1, 2000

ACCESS: Subtenant shall have 24 hours per day, 7 days per week, 52 weeks per year, access to the premises.

PERMITTED USE:                      Any and all uses permitted under the Master
                                    Lease

SECURITY DEPOSIT:                   $250,000

PUBLIC LIABILITY
INSURANCE LIMITS:                   $2,000,000 per occurrence for bodily injury
                                    (including death) and $1,000,000 per
                                    occurrence for property damage.

TERM:                               See Section 3.1

                                   ARTICLE II

                         PREMISES AND APPURTENANT RIGHTS

         2.1 SUBLEASE OF PREMISES. Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby accepts from Sublandlord, the Premises, for the Term of this Sublease and upon and subject to the terms and conditions hereinafter set forth.

         2.2  APPURTENANT RIGHTS AND RESERVATIONS.

         (A) Subtenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, common driveways, parking areas and walkways necessary for access to the Building; but such rights shall always be subject to reasonable rules and regulations from time to time established by Sublandlord and Landlord and to the right of Sublandlord and

Landlord to designate and change from time to time areas and facilities to be used, provided such designation or change does not materially interfere with use and occupancy of the Premises or Subtenant's means of access thereto.

         (B) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces of each thereof, but the entry doors to the Premises are a part thereof; and Subtenant agrees that Sublandlord shall have the right, prior to the Commencement Date, to place utility lines, pipes and the like in, over and upon the Premises and to make such other modifications to the systems servicing the Building and the Premises as Sublandlord deems desirable from time to time, provided that such modifications do not deprive Subtenant of any square footage, impact the service to the Premises by Building Systems or materially adversely impact Subtenant's use and enjoyment of the Premises. In exercising such right, Sublandlord shall use commercially reasonable efforts to minimize disruption of Subtenant's use of the Premises.

         2.3 PARKING. Subtenant shall have the right to use without cost and on a non-exclusive, unreserved basis up to three (3) unreserved parking spaces per every one thousand (1,000) rentable square feet occupied at any given time by Subtenant. Subtenant's use of the parking spaces shall be subject to all reasonable rules and regulations established by Sublandlord and/or Landlord from time to time.

         2.4 RIGHT OF FIRST OFFER. Prior to subleasing any portion of the Leased Premises (as defined in the Master Lease) to any third party, Sublandlord shall offer such space to Subtenant in writing, specifying the term, rent, availability of Subtenant improvement allowances and other material terms (the "Offered Terms"). Subtenant shall have ten (10) days after receipt of the Offered Terms in writing within which to accept or reject Sublandlord's offer (failure to act within such 10-day period shall be deemed to be a rejection of the offer). If Subtenant accepts the offer, Sublandlord and Subtenant shall enter into an amendment to this Sublease memorializing the Offered Terms and adding the applicable space within fifteen days after the date of acceptance. If Subtenant rejects or is deemed to have rejected Sublandlord's offer, Sublandlord shall be free to sublease the offered space on terms substantially similar to the Offered Terms or at such a rental rate per square foot which shall be greater than the rental rate per square foot included in the Offered Terms (without any future obligation by Sublandlord to offer such offered space to Subtenant); PROVIDED, that if Sublandlord shall offer the offered space to a prospective sublessee at such a rental rate per square foot which shall be less than the rental rate per square foot included in the Offered Terms (the "Reduced Offered Terms"), Sublandlord shall be obligated to offer the offered space to Subtenant at the Reduced Offered Terms. Subtenant shall have two (2) business days after receipt of the Reduced Offered Terms in writing within which to accept or reject Sublandlord's offer (failure to act within such two (2) business day period shall be deemed to be a rejection of the offer), after which Sublandlord shall have no future obligation to offer such offered space to Subtenant.

                                   ARTICLE III

                              TERM OF THE SUBLEASE

         3.1 COMMENCEMENT AND EXPIRATION OF TERM. The term of this Sublease (herein referred to as the "Term") shall commence on the Commencement Date, as defined in Section 1.1 and shall terminate on May 31, 2006, unless sooner terminated as herein provided (the "Expiration Date").

                                   ARTICLE IV

                                   FIXED RENT

         4.1 FIXED RENT. Subtenant agrees to pay to Sublandlord, or as directed by Sublandlord, without offset, abatement, deduction or demand, the Fixed Rent. The Fixed Rent shall be payable in lawful money of the United States, in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Sublease commencing on the Rent Commencement Date, at Sublandlord's Address, or at such other place as Sublandlord shall from time to time designate by notice. Notwithstanding the foregoing, simultaneously with the execution of this Sublease, Subtenant is paying Sublandlord the monthly installment for the first month of the Term (January, 2000). The Fixed Rent shall be as follows during the Term:

         (B) Fixed Rent for any partial month shall be prorated on a daily basis.

         (C) If any installment of Fixed Rent, additional rent or any other sum due hereunder is not paid when due more than one time during any lease year of the Term or any Extension Term hereunder, administrative fee of 5% of such overdue amount shall be immediately payable by Subtenant in connection with each subsequent late payment within such Lease year.

         4.2 RENT CREDIT. Subject to the limitations of Section 17 of this Sublease, the provisions of Section 3.2.1 of the Master Lease are incorporated herein by reference, solely with respect to the first floor space (19,872 RSF) as referenced on page 5 of the Master Lease.

                                    ARTICLE V

                                   TAX CHARGES

         5.1 DEFINITIONS. For purposes of this Article V, "Real Estate Taxes" shall mean all or any of the real estate taxes and assessments imposed by any governmental authority having jurisdiction upon the Property and Building, or any tax or assessment hereafter imposed in whole or in part in substitution for such real estate taxes and/or assessments (excluding water and sewerage charges). The term "Tax Year" shall mean the fiscal year 2000 and each subsequent fiscal year thereafter. "Real Estate Taxes" shall not include income taxes, franchise, gift, transfer, excise, capital stock, estate, succession or inheritance taxes or penalties or interest for the late payment of Real Estate Taxes. As provided in Section 9.5 below, Subtenant shall purchase and receive water and gas for the Premises directly from the public utility company serving the Building. All costs for water and sewerage shall be paid by Subtenant, as additional rent, within thirty (30) days of receipt of such bill from Sublandlord or Landlord.

         5.2 ADDITIONAL RENT. Subtenant shall pay to Sublandlord during the Term of this Sublease, as additional rent, Subtenant's Proportionate Share of Real Estate Taxes.

         5.3 REFUND OF TAXES. If Sublandlord receives any refund of Real Estate Taxes for any Tax Year for which Subtenant has made a payment pursuant hereto, Sublandlord shall (after deducting from such refund all reasonable expenses incurred in connection therewith) pay Subtenant, if Subtenant is not in default hereunder beyond applicable cure periods, Subtenant's Proportionate Share of the net refund. Subtenant shall pay Sublandlord Subtenant's Proportionate Share of the costs and reasonable expenses of any nature (including, without limitation, reasonable consulting, appraisal and legal fees) incurred by Sublandlord in connection with any tax protest or other proceeding or arrangement either requested by Subtenant or leading to a reduction in Real Estate Taxes.

         5.4 SURVIVAL OF PAYMENTS. If any Tax Year is only partially within the Term, all payments pursuant hereto shall be appropriately prorated, based on the portion of the Tax Year which is within the Term. Subtenant's obligation to make the payments required by this Article V shall survive the Expiration Date or any sooner termination of this Sublease.

                                   ARTICLE VI

                          SECTION INTENTIONALLY DELETED

                                   ARTICLE VII

                                 USE OF PREMISES

         7.1  PERMITTED USES.

         (A) Subtenant agrees that the Premises shall be used and occupied by Subtenant only for Permitted Uses and for no other purpose.

         (B) Notwithstanding the Permitted Uses, Subtenant shall not use or permit all or any part of the Premises to be used for the: (1) storage (with the intent to sell or distribute) or sale of any alcoholic beverage; (2) rendition of any health or related services, conduct of a school or conduct of any business which invites the general public to the Premises; or (3) conduct of any public auction.

         (C) Subtenant agrees to conform to the following provisions during the Term of this Sublease:

                  (1) Subtenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Sublandlord therefor.

                  (2) Subtenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like which is visible to public view outside of the

         Premises without the prior written consent of Sublandlord. Provided, however that Subtenant shall have the right (upon receipt of final written consent by Landlord and Sublandlord) to utilize the exterior Building signage locations previously utilized by Iona Technologies, Inc.

                  (3) Subtenant shall not perform any act or carry on any practice which may injure the Premises or any other part of the Building.

                  (4) Subtenant shall, in its use of the Premises, comply with all applicable laws and rules, orders, regulations and requirements of all governmental and quasi-governmental authorities having or asserting jurisdiction and any insurer of Sublandlord or Landlord of all or any part of the Building.

         Notwithstanding the foregoing or any other provisions of this Sublease, Subtenant shall not be responsible for compliance with any such laws, regulations, or the like requiring (i) structural repairs or modifications or
(ii) repairs or modifications to the utilities or building service equipment or
(iii) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (a) be due to Subtenant's particular manner of use of the Premises (as opposed to office use and research and development associates with Subtenant's business generally), or (b) be due to the negligence or willful misconduct of Subtenant or any agent, employee, or contractor of Subtenant.

         7.2  INSTALLATIONS AND ALTERATIONS BY SUBTENANT.

         (A) Subtenant shall not make or perform, or permit the making or performance of any alterations, improvements, additions or other physical changes in or about the Premises (collectively, "Alterations") without Sublandlord's prior written consent. Sublandlord agrees not to unreasonably withhold its consent to any Alterations which are nonstructural, do not involve the Building's systems and facilities and are not visible from outside the Premises, provided that such Alterations do not reduce the value or utility of the Building. All Alterations shall be done at Subtenant's expense and at such times and in accordance with any reasonable rules and regulations established by Sublandlord. Prior to making any Alterations, Subtenant (i) shall submit to Sublandlord plans and specifications for each proposed Alteration, (ii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iii) shall furnish to Sublandlord duplicate original policies of worker's compensation insurance (covering all persons to be employed by Subtenant and Subtenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Sublandlord may reasonably require, naming Sublandlord and its agents as additional insureds. All materials and equipment to be incorporated in the Premises as a result of all alterations or improvements shall be of first quality. No such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. All work performed by Subtenant to the Premises shall be done in a good and workmanlike manner and in compliance with all applicable laws and regulations.

         (B) All Alterations and all fixtures, paneling, partitions, railings, equipment and like installations installed in the Premises at any time either by Subtenant or by Sublandlord on Subtenant's behalf shall, upon installation, become the property of Sublandlord (unless otherwise agreed in writing by Sublandlord and Subtenant) and remain upon and be surrendered with the Premises unless Sublandlord, by notice to Subtenant at either the time consent for the installation of the Alterations is requested or at the expiration of the Term of this Sublease, elects to relinquish Sublandlord's right thereto and to have them removed by Subtenant, in which event, they shall be removed by Subtenant promptly thereafter, at Subtenant's expense.

         (C) All trade fixtures, articles of personal property, and all business machinery and equipment and furniture owned or installed by Subtenant solely at its expense in the Premises shall remain the property of Subtenant and shall be removed by Subtenant at any time prior to the expiration of this Sublease, provided that Subtenant, at its expense, shall repair any damage to the Premises or the Building caused by any installation and/or removal of Subtenant's Removable Property.

         (D) Notice is hereby given that Sublandlord shall not be liable for any labor or materials furnished or to be furnished to Subtenant and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Sublandlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Property based upon any act of, or for work claimed to have been done for, or materials furnished to, Subtenant, or of, for or to anyone claiming through Subtenant, Subtenant shall forthwith take such action, by bonding, deposit or payment, as will remove or satisfy the lien.

                                  ARTICLE VIII

                            ASSIGNMENT AND SUBLETTING

         8.1 PROHIBITION. Subtenant covenants and agrees that neither this Sublease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned (including, without limitation, by operation of law), mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Subtenant, or used or occupied or permitted to be used or occupied by anyone other than Subtenant or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without, in each instance, Subtenant having first received the express written consent of Sublandlord. Sublandlord agrees that it will not unreasonably withhold or delay consent to assignment, subletting or use by a third party if, in Sublandlord's reasonable discretion, Sublandlord is reasonably satisfied as to (i) the identity of such third party, (ii) the financial ability of such third party, and (iii) the type of business that such third party proposes to operate in the Premises. If this Sublease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Subtenant, Sublandlord may collect rent and other charges from the assignee, Subtenant or occupant, and apply the net amount collected to the Fixed Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, the acceptance of the assignee, Subtenant or occupant as a Subtenant or a release of Subtenant from the further performance by Subtenant of its obligations hereunder. The consent by Sublandlord to an assignment or subletting shall in no way be construed to relieve Subtenant or any successor from obtaining the express consent in writing of Sublandlord to any further assignment or subletting.

         Notwithstanding anything to the contrary contained in this Sublease, Subtenant may, without Sublandlord's prior written consent, but upon notice to Sublandlord, sublet all or any portion of the Premises or assign Subtenant's interest in this Sublease to (i) a subsidiary, affiliate, parent or other entity to Subtenant which controls, is controlled by, or is under common control with, Subtenant; (ii) a successor entity to Subtenant resulting from merger, consolidation, non-bankruptcy reorganization, or government action; or (iii) a purchaser of all or any significant portion of Subtenant's stock or assets.

         In any case where Sublandlord shall consent to such assignment, subletting or use, Subtenant shall remain fully liable for Subtenant's obligations under this Sublease, including, without limitation, the obligation to pay the rent and other amounts provided under this Sublease. At Sublandlord's election, it shall be a condition of the validity of any such assignment, that, upon Sublandlord's request, the assignee shall agree directly with Sublandlord, in form reasonably satisfactory to Sublandlord, to be bound by all the obligations of Subtenant, including, without limitation, the obligation to pay rent and other amounts provided under this Sublease and the covenant against further assignment, subletting and use.

         8.2  OTHER REQUIREMENTS AND PROVISIONS.

         (A) No assignment of this Sublease shall be effective unless and until Subtenant delivers to Sublandlord duplicate originals of the instrument of assignment (wherein the assignee assumes the performance of Subtenant's obligations under this Sublease) and any accompanying documents.

         (B) No sub-sublease of all or any part of the Premises shall be effective unless and until Subtenant delivers to Sublandlord duplicate originals of the instrument of sub-sublease and any accompanying documents. Any such sub-sublease shall be subject and subordinate to this Sublease.

         (C) Sublandlord's consent to any assignment or sub-sublease shall neither release Subtenant from its liability for the performance of Subtenant's obligations hereunder during the balance of the Term of this Sublease nor constitute its consent to any further assignment or sub-sublet of this Sublease. If a sub-sublease to which Sublandlord has consented is assigned or all or any portion of the Premises is further sublet without in each instance, the prior consent of Sublandlord, then Subtenant shall immediately terminate such sub-sublease, or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed.

         (D) Subtenant shall pay to Sublandlord, promptly upon demand therefor, all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Sublandlord in connection with any assignment of this Sublease or sub-sublease of all or any part of the Premises.

         (E) Fifty percent (50%) of any profit resulting from any such assignment or subletting shall be payable to Sublandlord, with the remaining profit to be retained by Subtenant.

                                   ARTICLE IX

              RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES

         9.1 SUBLANDLORD REPAIRS AND MAINTENANCE. Except as otherwise provided in this Sublease, Sublandlord shall not be responsible for making any improvements or repairs to the Building. All costs incurred by Sublandlord pursuant to the terms of this Section 9.1 or the terms of Section 6 of the Master Lease shall be deemed Operating Expenses under Article VI.

         9.2  SUBTENANT'S AGREEMENT.

         (A) Subtenant will keep neat and clean and maintain in substantially the same order, condition and repair the Premises and every part thereof including, plumbing, mechanical, heating and HVAC serving exclusively the Premises as such were in on the Commencement Date, reasonable wear and tear excepted, and Subtenant shall surrender the Premises, at the expiration or earlier termination of this Sublease, in such condition. Without limitation, Subtenant shall maintain and use the Premises in accordance with all reasonable, rules and regulations of Sublandlord, Landlord and all governmental agencies having jurisdiction and shall, at Subtenant's own expense, obtain all permits, licenses and the like required by applicable law. Subtenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building by Subtenant or its contractors or invitees, except for damage due to fire or other casualty.

         (B) If repairs are required to be made by Subtenant pursuant to the terms hereof and are not made within the time periods allowed hereunder, Sublandlord may demand that Subtenant make the same forthwith, and, if Subtenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Sublandlord may (but shall not be required to) upon prior written notice to Subtenant make or cause such repairs to be made at Subtenant's expense and shall not be responsible to Subtenant for any loss or damage that may occur to Subtenant's stock or business by reason thereof.

         9.3 HEAVY MACHINERY. Any moving of machinery or equipment by Subtenant shall be at the sole risk and hazard of Subtenant, and Subtenant will exonerate, indemnify and save Sublandlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

         9.4 ELECTRICITY. The Premises is currently submetered for electrical usage and Sublandlord has contracted directly with its electricity provider. Sublandlord shall forward all invoices for the cost of such electric current to the Subtenant each month. Subtenant shall remit payment for such invoices within ten

(10) days of receipt of same. The cost of such electric current shall be Subtenant's sole cost and expense. Sublandlord shall not in any way be liable or responsible to Subtenant for any loss, damage or expense which Subtenant may sustain or incur if, during the Term of this Sublease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Subtenant's requirements. Subtenant shall, at Subtenant's expense, purchase and install all lamps, tubes, bulbs, starters and ballasts in the Premises.

         9.5 OTHER UTILITIES. Subtenant shall purchase and receive gas for the Premises directly from the public utility company serving the Building. Subtenant agrees to pay, as additional rent, all costs for water and sewerage usage at the Premises within thirty (30) days of receipt of a bill from Sublandlord or Landlord.

         9.6 INTERRUPTION OR CURTAILMENT OF SERVICES. Upon reasonable advance notice to Subtenant (except in case of emergency), Sublandlord reserves the right to temporarily interrupt, curtail, stop or suspend (a) the heating services in the Building and (b) the operation of the plumbing and electric systems in the Building, when necessary by reason of accident or emergency, or for repairs, alterations, maintenance, replacements or improvements in the reasonable judgment of Sublandlord desirable or necessary to be made, or by reason of difficulty or inability in securing supplies or labor, or strikes, or any other cause beyond the reasonable control of Sublandlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed. There shall be no diminution or abatement of rent or other compensation due from Subtenant to Sublandlord hereunder, nor shall this Sublease be affected or any of the Subtenant's obligations hereunder reduced, and the Sublandlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems as in this Section 9.6 above provided, except that Sublandlord shall exercise reasonable diligence to eliminate the cause of same. Sublandlord shall use all commercially reasonable efforts to insure that such interruptions, curtailments, stoppages or suspensions do not materially interfere with Subtenant's Permitted Use.

                                    ARTICLE X

                             INDEMNITY AND INSURANCE

         10.1 SUBTENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Subtenant agrees to indemnify and save harmless Sublandlord, Landlord and Sublandlord's agents, affiliates, contractors and the employees of the foregoing from and against all claims of whatever nature arising from any negligence of Subtenant or Subtenant's contractors, licensees, invitees, agents, servants or employees or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring on account of or based upon the negligence or misconduct of Subtenant or Subtenant's contractors, licensees, invitees, agents servants or employees or arising from any breach by Subtenant of the terms and conditions of this Sublease. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities (including, but not limited to, reasonable attorney's fees and disbursements) incurred in connection with any such claim or proceeding brought thereon and the defense thereof. Subtenant's liability hereunder shall survive any expiration or termination of this Sublease.

         10.2  INSURANCE.

         (A) Subtenant agrees to maintain in full force, from the date upon which Subtenant first enters the Premises for any reason throughout the Term of this Sublease and thereafter so long as Subtenant is in occupancy of any part of the Premises, (i) "all risk" property insurance covering all present and future Subtenant's Removable Property and Subtenant's improvements and betterments to a limit of not less than the full replacement cost thereof and, (ii) a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) in respect of the Premises and the conduct or operation of business therein, with Sublandlord, Landlord and any permitted mortgagee under Section
15.13 hereof of which Subtenant has received written notice, (and such other persons as are in privity of estate with Sublandlord as may be set out in notice from time to time) named as an additional insured, and with limits of not less than the amount of Public Liability Insurance specified in Section 1.1. Subtenant shall deliver to Sublandlord certificates of insurance and receipts evidencing payment of the premiums for such insurance on or before the Commencement Date and annually thereafter. Each such policy shall be non-cancelable and non-amendable with respect to Sublandlord and Sublandlord's said designees without twenty (20) days' prior notice to Sublandlord.

         (B) Subtenant hereby waives and releases Sublandlord from any and all liabilities, claims and losses on account of damage to Subtenant's Removable Property for which Sublandlord is or may be held liable to the extent Subtenant either is required to maintain insurance pursuant to Section 10.2(A) or actually receives insurance proceeds on account thereof. Sublandlord hereby waives and releases Subtenant from any and all liabilities, claims and losses on account of damage to the Building for which Subtenant is or may be held liable to the extent Sublandlord actually receives insurance proceeds on account thereof or is required to maintain insurance pursuant to Section 10.5 of this Sublease. Each party hereto shall secure waiver of subrogation endorsements from their respective insurance carriers.

         10.3 SUBTENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Subtenant agrees to use and occupy the Premises and to use such other portions of the Building as Subtenant is herein given the right to use at Subtenant's own risk; and Sublandlord shall have no responsibility or liability for any loss of or damage to Subtenant's Removable Property or for any other property of any kind, nature and description which may be in or upon the Premises or the Building. The provisions of this Section shall be applicable from and after the execution of this Sublease and until the end of the Term of this Sublease, and during such further period as Subtenant may use or be in occupancy of any part of the Premises or of the Building.

         10.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Subtenant agrees that Sublandlord shall not be responsible or liable to Subtenant, or to those claiming by, through or under Subtenant, for any loss or damage that may be occasioned by or through the acts or omissions of any third parties and Sublandlord agrees that Subtenant shall not be responsible or liable to Sublandlord, or to those claiming by, through or under Sublandlord, for any loss or damage that may be occasioned by or through the acts or omissions of any third parties.

                                   ARTICLE XI

                        SUBLANDLORD'S ACCESS TO PREMISES

         11.1 SUBLANDLORD'S RIGHTS. Sublandlord shall have the right upon reasonable advance notice to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the Premises, and Sublandlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or Subtenants of any part of the Property. Notwithstanding the foregoing, Sublandlord shall have the right to enter the Premises at any time without notice in the event of an emergency.

                                   ARTICLE XII

                              DAMAGE OR DESTRUCTION

         12.1 DAMAGE OR DESTRUCTION. Subject to the limitations of Section 17 of this Sublease, the provisions of Sections 17.1, 17.2, 17.3 and 17.4 of the Master Lease are incorporated herein by reference, PROVIDED, that Sublandlord shall not, in any event, have an obligation to repair or restore the Premises in the event of a casualty. Any reference to "Lessor" in any provision of the Master Lease incorporated herein by reference shall mean, where the context reasonably allows, "Sublandlord" as defined in this Sublease. Any reference to "Lessee" in any provision of the Master Lease incorporated herein by reference shall mean, where the context reasonably allows, "SubSubtenant" as defined in this Sublease. Any reference to "Leased Premises" in any provision of the Master Lease incorporated herein by reference shall mean, where the context reasonably allows, "Premises" as defined in this Sublease. Any reference to "this Lease" in any provision of the Master Lease incorporated herein by reference shall mean this Sublease and not the Master Lease. To the extent that any provision in the Master Lease incorporated herein by reference may conflict with or be inconsistent with any provision of this Sublease not so incorporated from the Master Lease, whether or not such inconsistency is expressly noted herein, the provisions of this Sublease shall prevail.

                                  ARTICLE XIII

                                  CONDEMNATION

         13.1 CONDEMNATION. Subject to the limitations of Section 17 of this Sublease, the provisions of Section 17A of the Master Lease is incorporated herein by reference, PROVIDED, that Sublandlord shall not, in any event, have an obligation to repair or restore the Premises in the event of a condemnation. Any reference to "Lessor" in any provision of the Master Lease incorporated herein by reference shall mean, where the context reasonably allows, "Sublandlord" as defined in this

Sublease. Any reference to "Lessee" in any provision of the Master Lease incorporated herein by reference shall mean, where the context reasonably allows, "SubSubtenant" as defined in this Sublease. Any reference to "Leased Premises" in any provision of the Master Lease incorporated herein by reference shall mean, where the context reasonably allows, "Premises" as defined in this Sublease. Any reference to "this Lease" in any provision of the Master Lease incorporated herein by reference shall mean this Sublease and not the Master Lease. To the extent that any provision in the Master Lease incorporated herein by reference may conflict with or be inconsistent with any provision of this Sublease not so incorporated from the Master Lease, whether or not such inconsistency is expressly noted herein, the provisions of this Sublease shall prevail.

                                   ARTICLE XIV

                                     DEFAULT

         14.1  SUBTENANT'S DEFAULT.

         (A) If at any time subsequent to the date of this Sublease any one or more of the following events (herein referred to as a "Default of Subtenant") shall happen:

                  (1) Subtenant shall fail to pay Fixed Rent, additional rent or any other amounts payable under this Sublease, when due and such failure shall continue for five (5) days after the date such Fixed Rent, additional rent or any other amounts payable under this Lease are due, PROVIDED, however, if Subtenant shall fail to pay Fixed Rent, additional rent or any other amounts payable under this Lease when due more than one (1) time during any Lease year of the Term (or Extension Term, if applicable), then Sublandlord shall have the option of declaring a Default of Subtenant immediately upon such failure, without regard to the aforementioned five (5) day grace period; or

                  (2) Subtenant shall neglect or fail to perform or observe any other covenant herein contained on Subtenant's part to be performed or observed and Subtenant shall fail to remedy the same within thirty (30) days after notice to Subtenant specifying such neglect or failure, or if such failure is of such a nature that Subtenant cannot reasonably remedy the same within such thirty (30) day period, Subtenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                  (3) Subtenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Subtenant; or

                  (4) Subtenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State, or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of

         Subtenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (5) A petition shall be filed against Subtenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession trustee, receiver or liquidator of Subtenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Subtenant, and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

then in any such case (a) if such Default of Subtenant shall occur prior to the Commencement Date, this Sublease shall IPSO FACTO, and without further act on the part of the Sublandlord, terminate, and (b) if such Default of Subtenant shall occur after the Commencement Date, Sublandlord or Sublandlord's agent may immediately, or at any time thereafter, without demand or notice, enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same and upon such entry this Sublease shall terminate or Sublandlord may terminate this Sublease at any time thereafter by notice to Subtenant, specifying a date not less than fifteen (15) days after the giving of such notice on which this Sublease shall terminate and this Sublease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Sublease (Subtenant hereby waiving any rights of redemption under MGL c. 186 Section 11), and Subtenant will then quit and surrender the Premises to Sublandlord, but Subtenant shall remain liable as hereinafter provided.

         (B) If this Sublease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Subtenant or any of Subtenant's property whereupon the Premises shall be taken or occupied by someone other than Subtenant, then Sublandlord may, without notice, reenter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Subtenant and all other persons and any and all property from the Premises, as if this Sublease had not been made, and Subtenant hereby waives the service of notice of intention to reenter or to institute legal proceedings to that end.

         (C) In the event of any termination of this Sublease, Subtenant shall pay the Fixed Rent, additional rent and all other amounts payable hereunder up to the time of such termination, and thereafter Subtenant, until the end of what would have been the Term of this Sublease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Sublandlord for, and shall pay to Sublandlord, as liquidated current damages, the Fixed Rent, additional rent and all other amounts payable hereunder had such termination not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, advertising and marketing costs, expenses of employees, alteration and Subtenant improvement costs and expenses of preparation for such reletting. Subtenant shall pay such damages to Sublandlord monthly on the days on which the Fixed Rent and additional rent would have been payable hereunder had this Sublease not been terminated.

         (D) At any time after the termination of this Sublease, whether or not Sublandlord shall have collected any damages pursuant to Section 14.1(C), as liquidated final damages, and in lieu of all damages payable by Subtenant pursuant to Section 14.1(C) thereafter, at Sublandlord's election, Subtenant shall pay to Sublandlord an amount which at the time of such election represents the then value of the excess, if any, of (1) the Fixed Rent, additional rent and all other amounts which would have been payable by Subtenant hereunder (conclusively presuming the annual payments with respect to real estate taxes to be the same as were payable for the preceding year) for the period commencing with the date of Sublandlord's election and ending with the date contemplated as the expiration date hereof if this Sublease had not so terminated, over (2) the aggregate fair rental value of the Premises for the same period.

         (E) In case of any Default of Subtenant, reentry or expiration and dispossession by summary proceedings or otherwise, Sublandlord may (1) relet the Premises or any part or parts thereof, either in the name of Sublandlord or otherwise, for a term or terms which may at Sublandlord's option be equal to or less than or exceed the period which would otherwise have reasonably constituted the balance of the Term of this Sublease and may grant reasonable concessions of free rent to the extent that Sublandlord considers advisable and necessary to relet the same, and (2) may make such alterations, repairs and decoration in and to the Premises as Sublandlord in its reasonable judgment considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs and decorations shall not operate or be construed to release Subtenant from liability hereunder. Sublandlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting. Subtenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Subtenant being evicted or dispossessed, or in the event of Sublandlord obtaining possession of the Premises, by reason of the violation by Subtenant of any of the covenants and conditions of this Sublease.

         (F) The specified remedies to which Sublandlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Sublandlord may at any time be entitled lawfully, and Sublandlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided.

         (G) All reasonable costs and expenses incurred by or on behalf of Sublandlord (including, without limitation, reasonable attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Subtenant shall be paid by Subtenant promptly upon demand.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

         15.1  EXTRA HAZARDOUS USE.

         (A) Subtenant covenants and agrees that Subtenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance of the Premises or of the Building above the standard rate applicable to Premises being occupied for Permitted Uses; and Subtenant further agrees that, in the event that Subtenant shall do any of the foregoing, Subtenant will promptly pay to Sublandlord, on demand, any such increase resulting therefrom.

         (B) Subtenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any hazardous substances, or materials. Subtenant shall not allow the storage or use of such hazardous substances or materials in any manner, nor allow to be brought into any portion of the Building any such hazardous materials or substances, which are typically used in connection with Subtenant's Permitted Use and in full compliance with applicable environmental laws. Subtenant shall not store any flammable substances in the Premises, unless such flammable substances are stored in areas with in-rack sprinkling. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., M.G.L. Chapter 21E and any other applicable federal, state or local laws and the regulations adopted under these acts ("Hazardous Substances"). If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials as a result of a breach by Subtenant of the provisions of this Section 15.1(B), then the reasonable costs thereof shall be reimbursed by Subtenant to Sublandlord upon demand as additional charges. In addition, Subtenant shall execute affidavits, representations and the like from time to time at Sublandlord's reasonable request concerning Subtenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Subtenant shall indemnify Sublandlord in the manner provided in Section 10.1 hereof from any release of hazardous materials on the Premises occurring while Subtenant is in possession (except if caused by Sublandlord or persons acting under the direction of Sublandlord), or elsewhere if caused by Subtenant or persons acting under Subtenant. The within covenants shall survive the expiration or earlier termination of the Term of this Sublease.

         15.2 WAIVER. The failure of either Sublandlord or Subtenant to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Sublease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Sublease or of the right to exercise such election, and such right to insist upon strict performance shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Sublandlord of Fixed Rent, additional rent or other payments due hereunder or partial payments thereof with knowledge of breach by Subtenant of any obligation of this Sublease shall not be deemed a waiver of such breach.

          15.3 COVENANT OF QUIET ENJOYMENT. Sublandlord covenants that, if Subtenant shall timely perform all of its obligations hereunder, then, subject to the provisions of this Sublease, Subtenant shall, during the Term of this Sublease, peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Sublandlord or any party claiming through or under Sublandlord.

         15.4  FORCE MAJEURE, ETC.

         (A) If either Subtenant or Sublandlord is in any way delayed or prevented from performing any of its obligations under this Sublease (excluding any monetary obligations of Subtenant, including without limitation Subtenant's obligation to pay Fixed Rent and additional rent) due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, war or any other cause beyond such party's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period equal to the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

         (B) In no event shall either party be liable to the other for any indirect or consequential damages suffered by either from any cause whatsoever.

         15.5  ASSIGNMENT OF RENTS AND TRANSFER OF TITLE.

         (A) If Sublandlord shall assign Sublandlord's interest in this Sublease or in the rents payable hereunder to the holder of a mortgage covering the Premises (regardless of whether or not such assignment is conditional in nature), then such assignment shall not be construed as an assumption by the assignee of any of the obligations of Sublandlord hereunder unless such assignee
(1) by notice sent to Subtenant, specifically otherwise elects, or (2) forecloses on its mortgage, or (3) takes possession of the Premises.

         (B) In the event of any transfer of Sublandlord's interest in the Master Lease, Sublandlord shall thereafter be released from the performance and observance of all covenants and obligations hereunder occurring after the date of such transfer and the transferee shall be deemed the Sublandlord under this Sublease from and after the date of such transfer.

         15.6 RULES AND REGULATIONS. Subtenant shall abide by all reasonable rules and regulations reasonably established by Sublandlord or Landlord from time to time for the operation of the Building. Sublandlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Sublandlord shall not be liable to Subtenant for the violation of any such rules or regulations by any other subtenant or occupant of the Building or persons conducting business with such subtenant or occupant.

         15.7 ADDITIONAL CHARGES. If Subtenant shall fail to pay when due any sums under this Sublease, Sublandlord shall have the same rights and remedies as Sublandlord has hereunder for failure to pay Fixed Rent.

         15.8 INVALIDITY OF PARTICULAR PROVISIONS. If any provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Sublease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.

         15.9 PROVISIONS BINDING. Except as herein otherwise provided, the provisions of this Sublease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective successors and assigns, subject to the provisions herein restricting assignment or subletting.

         15.10 NOTICES. All notices or other permitted or required communications hereunder shall be in writing and shall be deemed duly given when delivered in person (with receipt therefor), or when sent by Express Mail or overnight courier service (provided a receipt will be obtained) or by certified or registered mail, return receipt requested, postage prepaid to the following addresses:

         If to Sublandlord, addressed to Sublandlord at Sublandlord's Address (or to such other address or addresses as may from time to time hereafter be designated by Sublandlord by notice).

         If to Subtenant, addressed to Subtenant at the following address:

                  Celarix, Inc.
                  60 Aberdeen Avenue
                  Cambridge, Massachusetts
                  Attention:  Mark D. Shooman
                  Telephone:  (617) 367-7908
                  Facsimile:  (617) 367-1562

         15.11 WHEN SUBLEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to Sublease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Sublandlord and Subtenant. All negotiations, consideration, representations and understandings between Sublandlord and Subtenant are incorporated herein and this Sublease expressly supersedes any proposals or other written documents relating hereto. This Sublease may be modified or altered only by written agreement signed by Sublandlord and Subtenant, and no act or omission of any employee or agent of Sublandlord shall alter, change or modify any of the provisions hereof. This Sublease shall not be recorded.

         15.12 PARAGRAPH HEADINGS. The paragraph headings throughout this Sublease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Sublease.

         15.13  RIGHTS OF MORTGAGEE AND GROUND LESSOR.

         (A) This Sublease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building, the Master Lease or the Land (collectively, "Mortgages"; individually, "Mortgage"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Sublease is subordinate shall have the right (subject to any required approval of the holder of any superior Mortgage) at any time to declare this

Sublease to be superior to the lien, provisions, operation and effect of such Mortgage and Subtenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof provided such documents are in form and substance reasonably satisfactory to Subtenant.

         (B) In confirmation of the foregoing subordination, Subtenant shall within fifteen (15) days of Sublandlord's request execute any requisite or appropriate document in the form provided by Sublandlord, Landlord or their respective mortgagees. If the Property is sold at foreclosure or transferred by a deed-in-lieu of foreclosure, then, at the request of such purchaser, Subtenant shall attorn to such purchaser and shall recognize such purchaser as the landlord under the Master Lease. If the Sublandlord's interest in the Master Lease is sold at foreclosure or transferred by a deed-in-lieu of foreclosure, then, at the request of such assignee, Subtenant shall attorn to such assignee and shall recognize such assignee as sublandlord under this Sublease. Upon such attornment, such purchaser or assignee (as the case may be) shall not be (1) bound by any payment of the Fixed Rent or additional payments due hereunder for more than one (1) month in advance, (2) bound by any amendment of this Sublease made without the consent of the holder of each Mortgage existing as of the date of such amendment provided Subtenant had notice of such Mortgage, (3) liable for damages for any breach, act or omission of any prior Sublandlord, and (4) subject to any offsets or defenses which Subtenant might have against any prior Sublandlord. Within fifteen (15) days after the request of such purchaser, Subtenant shall execute, acknowledge and deliver any reasonable requisite or appropriate document submitted to Subtenant confirming such attornment agreement.

         (C) After Subtenant receives notice from any person, firm or other entity that it holds a Mortgage on the Building, the Master Lease or the Property, no notice from Subtenant to Sublandlord alleging any default by Sublandlord shall be effective unless and until a copy of the same is given to such holder, provided that Subtenant shall have been furnished with the name and address of such holder. Any such holder shall have thirty (30) days after its receipt of notice from Subtenant of a default by Sublandlord under this Sublease to cure such default before Subtenant may exercise any remedy hereunder. The curing of any of Sublandlord's defaults by such holder shall be treated as performance by Sublandlord.

         (D) Sublandlord shall use all commercially reasonable efforts to obtain a recognition/non-disturbance agreement from Landlord's fee mortgage.

         15.14 ESTOPPEL CERTIFICATES. At any time and from time to time upon not less than fifteen (15) days prior written notice, each of the parties hereto (and in the case of Subtenant each sub-subtenant or assignee of Subtenant or occupant of the Premises) shall execute, acknowledge and deliver to the other party and/or any other person or entity designated by either party, an estoppel certificate (1) certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that this Sublease is in full force and effect as modified and stating the modifications), (2) stating the dates to which the rent and any other charges have been paid, (3) stating whether or not, to the best of Subtenant's knowledge, Sublandlord is in default in the performance of any obligation of Sublandlord contained in this Sublease, and, if so, specifying the nature of such default, (4) stating the address to which notices are to be sent, and (5) certifying to such other matters as Sublandlord may reasonably request. Subtenant and Sublandlord acknowledge that time is of the essence to the delivery of such statements. Upon request, Subtenant agrees to furnish Sublandlord with Subtenant's current annual reports and any other financial information of Subtenant as Sublandlord may request from time to time.

         15.15 REMEDYING DEFAULTS. Sublandlord shall have the right, but shall not be required, to pay such sums or perform such acts which may be necessary or appropriate by reason of the failure or neglect of Subtenant to perform any of its obligations under this Sublease beyond any applicable notice and grace period hereunder. If Sublandlord, in connection with the foregoing, makes any reasonable expenditures or incurs any obligations for the payment of money, Subtenant agrees to pay to Sublandlord upon demand all such sums, together with interest thereon at a rate equal to five percent (5%) over the rate of interest reported from time to time in the Wall Street Journal as being the "prime rate" then in effect. Any payment of Fixed Rent, additional rent or other amounts payable hereunder, not paid when due shall, at the option of Sublandlord, bear interest from the due date thereof at a rate equal to five percent (5%) over the rate of interest reported from time to time in the Wall Street Journal as being the "prime rate" then in effect and shall be payable by Subtenant to Sublandlord on demand by Sublandlord. Notwithstanding anything to the contrary contained herein, the interest to be paid by Subtenant to Sublandlord hereunder shall be limited to the then maximum legal rate thereof.

         15.16 HOLDING OVER. If Subtenant does not immediately surrender the Premises upon the expiration or earlier termination of the Term of this Sublease, then Subtenant shall become a Subtenant by the month and the rent shall be increased to 150% of the monthly installments of Fixed Rent, additional rent and all other amounts that would have been payable pursuant to the provisions of this Sublease if the Term of this Sublease had continued during such holdover period. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Sublandlord's acceptance of such rent shall not in any manner adversely affect Sublandlord's other rights and remedies, including Sublandlord's right to evict Subtenant and to recover damages.

         15.17 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Sublease, Subtenant shall peaceably quit and surrender to Sublandlord the Premises in neat and clean condition and in substantially the same order, condition and repair as the Premises were in on the Commencement Date, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Sublease (subject, however, to the provisions of Section 7.2(D)), excepting only ordinary wear and use, eminent domain, and damage by fire or other casualty for which, under other provisions of this Sublease, Subtenant has no responsibility of repair or restoration. Subtenant shall remove all of Subtenant's Removable Property and all items specified by Sublandlord pursuant to Section 7.2(D) and shall, at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal. Any of Subtenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of this Sublease shall be deemed conclusively to have been abandoned, and either may be retained by Sublandlord as its property or may be disposed of, at Subtenant's sole cost and expense, in such manner as Sublandlord may see fit. Subtenant hereby agrees that the furniture existing in the reception area of the Premises as of the Commencement Date is the sole property of Sublandlord and shall remain on the Premises after the expiration or earlier termination of this Sublease.

                                   ARTICLE XVI

                                    BROKERAGE

         16.1 BROKERAGE. Sublandlord and Subtenant each represent to the other that it has dealt with no broker in connection with this Sublease other than State Financial Services and CB Richard Ellis/Whittier Partners (the "Broker(s)"). Each of Sublandlord and Subtenant shall indemnify and hold the other party harmless from and against any liability and expense (including reasonable attorneys' fees and disbursements) for any other brokerage commission or finder's fee based on alleged actions of the party making the indemnity or its agents or representatives. Each party's liability hereunder shall survive any expiration or termination of this Sublease. Sublandlord agrees that it shall be solely responsible for any fee or commission due to the Broker(s) in connection with this Sublease.

                                  ARTICLE XVII

                               EXCULPATORY CLAUSE

         17.1  INTENTIONALLY DELETED.

         17.2 ACTIONS AGAINST SUBLANDLORD. In any claim made by Subtenant against Sublandlord alleging that Sublandlord has acted unreasonably where Sublandlord had an obligation to act reasonably, Subtenant shall have no right to recover damages from Sublandlord and Subtenant's sole and exclusive recourse against Sublandlord shall be an action seeking specific performance of Sublandlord's obligation to act reasonably.

         17.3 PERFORMANCE BY LANDLORD; PERFORMANCE BY SUBLANDLORD UNDER MASTER LEASE.

                  17.3.1 LANDLORD PERFORMANCE OF CERTAIN OBLIGATIONS. It is understood and agreed that all work to be furnished, repairs to be made and services to be furnished pursuant to any provision of the Master Lease incorporated herein by reference will in fact be furnished or made by the Landlord, subject, however, to any applicable terms of the Master Lease.

                  17.3.2 NO LIABILITY FOR LANDLORD PERFORMANCE Sublandlord shall not be liable to Subtenant, nor shall Subtenant's obligations hereunder be impaired or the performance thereof be excused, because of any failure or delay on the Landlord's part in furnishing any such work or services or in making any such repairs. Notwithstanding the foregoing, Sublandlord will use commercially reasonable efforts to enforce its rights under the Master Lease on behalf of Subtenant. As used herein the term "commercially reasonable efforts" shall not include, INTER ALIA, the institution of litigation or arbitration, or the payment of money or other consideration.

                  17.3.3 ENFORCEMENT OF LANDLORD OBLIGATIONS. If the Landlord shall default in the performance of any of its obligations under the Master Lease (as such sections of the Master Lease are expressly incorporated herein by reference) and such Landlord default directly affects the Premises or Subtenant's use of the Premises, Subtenant shall notify Sublandlord and Sublandlord shall make demand upon Landlord and, if necessary, shall institute any appropriate action or proceeding against the Landlord for the enforcement of any such obligations of the Landlord reasonably required by Subtenant in exercising the rights granted in this Section 17.3.3. Subtenant shall reimburse Sublandlord for Sublandlord's costs and expenses (including reasonable attorneys' fees) incurred by Sublandlord in enforcing any such obligations on Subtenant's behalf.

                  17.3.4 NO MASTER LEASE DEFAULT. Sublandlord covenants and agrees that Sublandlord will not do anything which would constitute a default under the provisions of the Master Lease, whether or not expressly incorporated by reference in this Sublease, or omit to do anything which Sublandlord is obligated to do under the terms of this Sublease which would constitute a default under the Master Lease, if and to the extent that any such default would affect Subtenant's right to use and occupy the Premises in the manner set forth in this Sublease.

                  17.3.5 CONSENT OF LANDLORD. No action or lack of action by Landlord shall be deemed to be improper if Landlord, under the provisions of the Master Lease, is required to obtain the approval of the Landlord before acting and the Landlord's approval is refused or delayed.

                                  ARTICLE XVIII

                        SUBMISSION TO JURISDICTION, ETC.

         18.1 GOVERNING LAW. This Sublease shall be construed in accordance with the laws of the Commonwealth of Massachusetts. All actions or proceedings relating, directly or indirectly, to this Sublease shall be litigated only in courts located within the Commonwealth of Massachusetts. Subtenant, its partners and their successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within the Commonwealth of Massachusetts.

         18.2 RECOVERY OF FEES. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses including its attorneys' fees in such action or proceeding in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision. If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

                                   ARTICLE XIX

                                SECURITY DEPOSIT

         19.1 PAYMENT OF SECURITY DEPOSIT. Simultaneous with the execution of this Sublease, Subtenant shall pay the Security Deposit as security for the faithful performance and observation by Subtenant of the terms, conditions and provisions of this Sublease. Sublandlord shall have no obligation to segregate the Security Deposit or to pay any interest thereon. In the event Subtenant defaults in respect of any of the terms, conditions or provisions of this Sublease, (A) Sublandlord may apply all or part of the Security Deposit to the extent required for payment of any Fixed Rent, additional rent or other sums as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by any reason of Subtenant's default in respect of any terms, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Sublandlord, without thereby waiving any other rights or remedies of Sublandlord with respect to such default, and (B) Sublandlord shall hold the remainder of the Security Deposit, if any, as security for the faithful performance and observance by Subtenant of the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed with the same rights as hereinabove set forth to apply the same in the event of any further default by Subtenant under this Sublease. If Sublandlord applies any part of the Security Deposit, Subtenant shall upon demand immediately deposit with Sublandlord a sum equal to the amount so applied as security as aforesaid, failing which Sublandlord shall have the same rights and remedies as for the non-payment of Fixed Rent, and additional rent beyond the applicable grace period. If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security Deposit or any remaining portion thereof, together with any portion of any other sums then held by Sublandlord as such security, shall be returned to Subtenant after the expiration of this Sublease and after delivery of the entire possession of the Premises to Sublandlord.

         Notwithstanding the foregoing, Subtenant may elect to pay Sublandlord a portion of the Security Deposit, such portion not to exceed $150,000.00 in the form of a clean, irrevocable, freely transferable letter of credit, acceptable to Sublandlord and to Sublandlord's mortgage lender (with the balance of the Security Deposit to be paid in cash), as security for the performance of the obligations of Subtenant hereunder. The letter of credit shall be from a bank that will honor the letter of credit in Boston, Massachusetts, and is otherwise reasonably acceptable to Sublandlord and its mortgage lender. If there is a material adverse change at any time in the financial condition of the bank issuing the letter of credit, Sublandlord may require Subtenant to provide a substitute letter of credit from another reasonably acceptable bank within thirty (30) days after request, and if not so replaced Sublandlord may draw the letter of credit and hold the proceeds as set forth below. The letter of credit shall be renewed at least thirty (30) days prior to its expiration from time to time, and, if not so renewed, Sublandlord or its mortgage lender may draw the letter of credit and hold the proceeds as set forth below. If Subtenant shall fail to perform any of its obligations under this Sublease,

Sublandlord or its mortgage lender may, but shall not be obliged to, (i) draw the entire amount of the letter of credit, (ii) hold the proceeds of the letter of credit as a cash Security Deposit and/or (iii) apply the proceeds of the letter of credit to the extent necessary to cure the default, and within three
(3) days following request by Sublandlord, Subtenant shall, by a cash payment made to Sublandlord, reinstate the Security Deposit to the amount thereof at the time of the default. Any transfer of the letter of credit to Sublandlord's successors or assigns shall be at the sole cost and expense of Subtenant and, if the issuer of the letter of credit does not promptly issue a new letter of credit in favor of Sublandlord's successors and assigns, Subtenant have the right to draw the entire amount of the letter of credit as a cash Security Deposit.

         Provided Subtenant is not then in default of any of its obligations under this Sublease, the Security Deposit shall be reduced according to the schedule attached hereto as EXHIBIT B. The amount by which the Security Deposit is reduced on the third and fourth anniversary of the Rent Commencement Date of this Sublease (pursuant to EXHIBIT B) shall be applied by Sublandlord towards the Monthly Rent for the first month's Fixed Rent for the third and fourth years of the Term.

         19.2 NO ENCUMBRANCES. Subtenant covenants that it shall not assign or encumber or attempt to assign or encumber any part of the security and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         19.3 TRANSFER OF SECURITY DEPOSIT. In the event of any sale, transfer or leasing of Sublandlord's interest in the Property to a vendee, transferee or lessee, Sublandlord shall have the right to transfer the Security Deposit or any remaining portion thereof to the vendee, transferee or lessee, and Sublandlord shall thereupon be released by Subtenant from all liability for the return or payment thereof, and Subtenant shall look solely to the new Sublandlord for the return or payment of same. Subtenant agrees to execute any documents reasonably requested by Sublandlord to acknowledge and effect the transfer of the Security Deposit. The provisions of this Section
19.3 shall apply to every subsequent sale, transfer or leasing.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of Sublandlord and Subtenant has caused this Sublease to be duly executed as of the date first written above

                                  SUBLANDLORD:

                                  ROWECOM INC.


                                  By: /s/ Richard R. Rowe
                                     -----------------------------------------
                                       Name:   Richard R. Rowe
                                             -----------------------------------
                                       Title:  President & CEO
                                              ----------------------------------

                                  SUBTENANT:

                                  CELARIX, INC.


                                  By: /s/ [ILLEGIBLE]
                                     -----------------------------------------
                                       Name:   [ILLEGIBLE]
                                             -----------------------------------
                                       Title:  VP & CFO
                                              ----------------------------------

                                LANDLORD CONSENT

         The undersigned, as Landlord under the Master Lease, hereby consents to this Sublease. The undersigned agrees that the $100,000 portion of the tenant improvement allowances allocated under the Master Lease to the Premises hereunder shall be available for Subtenant's use on all of the same terms and conditions as are set forth in Section 3.2.1 of the Master Lease. The undersigned further agrees that Subtenant shall have the right to utilize the exterior building signage locations at the Building and on the Property previously utilized by Iona Technologies, Inc.

                                       Western Properties Master LLC


                                       /s/  Allan R. Jones
                                       ----------------------------------
                                       Name:      Allan R. Jones
                                       Office:    Manager - Member

                         LIST OF SCHEDULES AND EXHIBITS

         SCHEDULE 1                 Master Lease

         EXHIBIT A                  Floor Plan Showing Premises

         EXHIBIT B                  Security Deposit Reduction Schedule

                                    EXHIBIT B

                       SECURITY DEPOSIT REDUCTION SCHEDULE

---------------------------- -------------------------- -------------------------- --------------------------
                                       CASH                 LETTER OF CREDIT                 TOTAL
---------------------------- -------------------------- -------------------------- --------------------------
          Year 1                     $100,000                   $150,000                   $250,000
---------------------------- -------------------------- -------------------------- --------------------------
          Year 2                     $100,000                   $150,000                   $250,000
---------------------------- -------------------------- -------------------------- --------------------------
          Year 3                      $50,000                   $150,000                   $200,000
---------------------------- -------------------------- -------------------------- --------------------------
          Year 4                        $0                      $150,000                   $150,000
---------------------------- -------------------------- -------------------------- --------------------------
          Year 5                        $0                      $100,000                   $100,000
---------------------------- -------------------------- -------------------------- --------------------------
          Year 6                        $0                      $100,000                   $100,000
---------------------------- -------------------------- -------------------------- --------------------------
          Year 7                        $0                      $100,000                   $100,000
---------------------------- -------------------------- -------------------------- --------------------------